Exhibit 99.2

Risks related to our business

Because the specialized markets in which we sell our products are highly competitive, we may have difficulty growing our business year after year.

The markets for our products are highly competitive. The primary competitive factors include technical support, product innovation and performance, quality, service, distribution and cost. In addition, we compete against a small number of competitors in each of our markets. Some of these competitors are much larger companies that have greater financial, technological, manufacturing and marketing resources than us. A reduction in overall demand, a significant increase in market capacity or increased costs to design and produce our products would likely further increase competition and that increased competition could cause us to reduce our prices, which could lower our profit margins and impair our ability to grow from year to year.

We must continue to invest significant resources in developing innovative products in order to maintain a competitive edge in the highly specialized markets in which we operate.

Our continued success depends, in part, upon our ability to maintain our technological capabilities and to continue to identify, develop and commercialize innovative products for the nonwoven and oriented polyolefin industries. We must also protect the intellectual property rights underlying our new products to realize the full benefits of our efforts. If we fail to continue to develop products for our markets or to keep pace with technological developments by our competitors, we may lose market share, which could reduce product sales, lower our profits and impair our financial condition.

The loss of only a few of our large volume customers could reduce our revenues and profits.

A significant amount of our products are sold to a relatively small number of large volume customers. For example, sales to The Procter & Gamble Company represented approximately 12% and 13% of our net sales in the first nine months of fiscal 2007 and in fiscal 2006, respectively. Sales to our top 20 customers represented approximately 51% of our net sales in fiscal 2006. As a result, a decrease in business from, or the loss of, any large volume customer such as The Procter & Gamble Company could materially reduce our product sales, lower our profits and impair our financial condition.

Increases in prices for raw materials or the unavailability of raw materials could reduce our profit margins.

The primary raw materials used to manufacture most of our products are polypropylene resins, polyester fiber, polyethylene resin and, to a lesser extent, rayon, tissue paper and cotton. The prices of polypropylene, polyethylene and polyester are a function of, among other things, manufacturing capacity, demand and the price of crude oil and natural gas liquids. To the extent that we are able to pass at least a portion of raw material price increases to some of our customers, there is often a delay between the time we are required to pay the increased raw material price and the time we are able to pass the increase on to our customers. To the extent we are not able to pass along all or a portion of such increased prices of raw materials, our cost of goods sold would increase and our operating income would correspondingly decrease. By way of example, as of September 29, 2007, if the price of polypropylene were to rise $0.01 per pound and we were not able to pass along any of such increase to our customers, we would realize a decrease of approximately $4.0 million on an annualized basis in our reported pre-tax operating income. There can be no assurance that the prices of polypropylene, polyethylene and polyester will not increase in the future or that we will be able to pass on any increases to our customers. Material increases in raw material prices that cannot be passed on to customers could have a material adverse effect on our profit margins, results of operations and financial condition. In addition, the loss of any of our key suppliers in the short-term could disrupt our business until we secure alternative supply arrangements or alternative suppliers were qualified with customers.

Reductions in our selling prices to customers, pursuant to contractual requirements, could reduce our profit margins.

In cases where changes in our selling prices to customers are determined via contract based on changes in an underlying index, such as the index for polypropylene, and the index decreases, sales would decrease and our operating income would correspondingly decrease if we are not able to obtain corresponding reductions in our raw material costs, which decreases in operating income could be material. There can be no assurance that the index used in such contracts will not decrease in the future or that we will be able to obtain corresponding reductions in our raw material costs.

In response to changing market conditions, we may decide to restructure certain of our operations resulting in additional cash restructuring charges and asset impairment charges.

We review our business on an ongoing basis relative to current and expected market conditions, attempting to match our production capacity and cost structure to the demands of the markets in which we participate, and strive to continuously streamline our manufacturing operations consistent with world-class standards. Accordingly, in the future we may or may not decide to undertake certain restructuring efforts to improve our competitive position, especially in the more mature markets of the U.S., Europe and Canada. In such mature markets, the prices for commodity roll goods continue to fluctuate based upon supply and demand dynamics relative to the assets employed in that geographic region. We actively and continuously pursue initiatives to prolong the useful life of our long-lived assets through product and process innovation. To the extent further decisions are made to improve our long-term performance, such actions could result in the incurrence of cash restructuring charges and asset impairment charges associated with the consolidation, and such charges could be material.

Our substantial indebtedness could harm our ability to react to changes in business or market developments and prevent us from fulfilling our obligations under our indebtedness.

As of September 29, 2007, our consolidated indebtedness outstanding was approximately $435.4 million and for fiscal 2006, our interest expense, net plus the interest costs capitalized amounted to $32.3 million. Our substantial level of indebtedness, as well as any additional indebtedness we may draw under the unused portions of our credit facility, combined with a potential downturn in business due to economic or other factors beyond our control, increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial debt could increase our vulnerability to general economic downturns and adverse competitive and industry conditions by limiting our flexibility to plan for, or to react to, changes in our business and in the industry in which we operate. This limitation could place us at a competitive disadvantage compared to competitors that have less debt and more cash to insulate their operations from market downturns and to finance new business opportunities.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

In accordance with the terms of our credit facility, we have maintained a cash flow hedge to lessen our exposure to interest rate fluctuations. However, approximately 41% of our exposure to variable interest rates under our credit facility is not hedged and bears interest at floating rates. As a result, a modest interest rate increase could result in a substantial increase in interest expense.

To service our indebtedness and fund our capital expenditures we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness and to fund our operations and capital expenditures will depend on our ability to generate cash in the future. However, our business may not generate sufficient cash flow from operations for a variety of reasons, including general downturns in the economy, delays in the start-up of expansion projects, changes in the currency exchange rates in countries in which we operate, local laws restricting the movement of cash between our subsidiaries and the parent and many other potential reasons. If we cannot generate sufficient cash to service our debt, we will have to take such actions as reducing or delaying capital investments, selling assets, restructuring or refinancing our debt or seeking additional equity capital. Any of these actions may not be affected on commercially reasonable terms, or at all. In addition, the credit agreement with respect to the credit facility may restrict us from adopting any of these alternatives.

Non-compliance with covenants contained in the credit facility, without waiver or amendment from the lenders of the credit facility, could adversely affect our ability to borrow under the credit facility.

Our credit facility contains certain financial covenants, including a leverage ratio and an interest expense coverage ratio. We may not be able to satisfy these ratios, especially if operating results fall below management’s expectations, which expectations are that the covenants would be met. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under the credit facility, unless we are able to remedy any default within the allotted cure period or obtain the necessary waivers or amendments to the credit facility. In the event that a default is not waived, and subject to appropriate cure periods as provided for in the credit facility, the lenders under the credit facility could elect to not lend any additional amounts to us and could elect to declare all outstanding borrowings, together with accrued interest and other fees, to be immediately due and payable. If we are unable to repay the borrowings with respect to the credit facility when due, the lenders could proceed against their collateral, which consists of (i) a lien on substantially all of our assets and the assets of our domestic subsidiaries and certain of our non-domestic subsidiaries, (ii) a pledge of all or a portion of the stock of our domestic subsidiaries and certain of our non-domestic subsidiaries and (iii) a pledge of certain secured intercompany notes.

Because a significant number of our employees are represented by labor unions or trade councils and work under collective bargaining agreements, any employee slowdown or strikes or the failure to renew our collective bargaining agreements could disrupt our business.

As of September 29, 2007, approximately 36% of our employees are represented by labor unions or trade councils and work under collective bargaining agreements. Approximately 15% of our labor force is covered by collective bargaining agreements that expire within one year. We may not be able to maintain constructive relationships with these labor unions or trade councils. We may not be able to successfully negotiate new collective bargaining agreements on satisfactory terms in the future. The loss of a substantial number of these employees or a prolonged labor dispute could disrupt our business. Any such disruption could in turn reduce our revenues from sales, increase our costs to bring products to market and result in significant losses.

We generate most of our revenue from the sale of manufactured products that are used in a wide variety of consumer and industrial applications and the potential for product liability exposure could be significant.

We manufacture a wide variety of products that are used in consumer and industrial applications, such as disposable diapers, baby wipes, surgical gowns, wound dressings, carpet backing and industrial packaging. As a result, we may face exposure to product liability claims in the event that the failure of our products results, or is alleged to result, in bodily injury and/or death. In addition, if any of our products are, or are alleged to be, defective, we may be required to make warranty payments or to participate in a recall involving those products.

The future costs associated with defending product liability claims or responding to product warranties could be material and we may experience significant losses in the future as a result. A successful product liability claim brought against us in excess of available insurance coverage or a requirement to participate in any product recall could substantially reduce our profitability and cash generated from operations.

We rely on a limited number of suppliers to provide significant machinery and components used in our production facilities. A material interruption in supply could prevent or limit our ability to accept and fill orders for our products.

We currently depend upon a limited number of outside unaffiliated suppliers for key machinery and components used in our manufacturing and converting facilities. We cannot produce most of our nonwoven and oriented polyolefin products within the specifications required by our customers without such key machinery and components. If any of our suppliers cease to provide new machinery and components or replacement parts for existing machinery and components in sufficient quantity to meet our needs, there may not be adequate alternative sources of supply. To date, we have been able to obtain the required machinery and components to allow us to expand our business and supply products to our customers within their required specifications without any significant delays or interruptions. Obtaining alternative sources of such machinery and components could involve significant delays and other costs and these supply sources may not be available to us on reasonable terms or at all. In some cases, we expect that it would take several months, or longer, for a new supplier to begin providing machinery and components to specification. Any disruption of machinery and component supplies could result in lost or deferred sales which could adversely affect our business and financial results.

Our international operations pose risks to our business that are not present with our domestic operations.

Our manufacturing facilities in the United States accounted for 44% of net sales for the first nine months of fiscal 2007, with facilities in Europe, Latin America, Canada and Asia accounting for 56%. As part of our growth strategy, we may expand operations in existing or other foreign countries. Our foreign operations are, and any future foreign operations will be, subject to certain risks that are unique to doing business in foreign countries. These risks include fluctuations in foreign currency exchange rates, inflation, economic or political instability, shipping delays, changes in applicable laws, reduced protection of intellectual property in some countries outside of the United States and regulatory policies and various trade restrictions. All of these risks could have a negative impact on our ability to deliver products to customers on a competitive and timely basis. This could reduce or impair our net sales, profits, cash flows and financial position. We have not historically hedged our exposure to foreign currency risk.

We could incur substantial costs to comply with environmental laws, and violations of such laws may increase costs or require us to change certain business practices.

We use and generate a variety of chemicals in our manufacturing operations. As a result, we are subject to a broad range of federal, state, local and foreign environmental laws and regulations. These environmental laws govern, among other things, air emissions, wastewater discharges, the handling, storage and release of wastes and hazardous substances and cleanup of contaminated sites. We regularly incur costs to comply with environmental requirements, and such costs could increase significantly with changes in legal requirements or their interpretation or enforcement. For example, certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products, such as certain of the plastic wrapping materials, which are produced by us. Widespread adoption of such prohibitions or restrictions could adversely affect demand for our products and thereby have a material effect upon us.  In addition, a decline in consumer preference for plastic products due to environmental considerations could have a material adverse effect upon us. We could incur substantial costs, including clean-up costs, fines and sanctions and third-party property damage or personal injury claims, as a result of violations of environmental laws. Failure to comply with environmental requirements could also result in enforcement actions that materially limit or otherwise affect our operations at our manufacturing facilities involved. We are also subject to laws, such as CERCLA, that may impose liability retroactively and without fault for releases or threatened releases of hazardous substances at on-site or off-site locations.

If we are unable to adequately protect our intellectual property, we could lose a significant competitive advantage.

Our success depends, in part, on our ability to protect our unique technologies and products against competitive pressure and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations. We consider our patents and trademarks, in the aggregate, to be important to our business and seek to protect our proprietary know-how in part through United States and foreign patent and trademark registrations. We have over 418 trademarks and pending trademark registrations worldwide and over 993 patents and pending patent applications worldwide, and maintain certain trade secrets for which, in order to maintain the confidentiality of such trade secrets, we have not sought patent protection. We may not receive patents for all our pending patent applications, and existing or future patents or licenses may not provide competitive advantages for our products. Our competitors may challenge, invalidate or avoid the application of any existing or future patents, trademarks, or other intellectual property rights that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. The loss of protection for our intellectual property could reduce the market value of our products, reduce product sales, lower our profits, and impair our financial condition.

Due to the particular industry in which we operate, the loss of our senior management could disrupt our business.

Our senior management is important to the success of our business because there is significant competition for executive personnel with experience in the nonwoven and oriented polyolefin industries. As a result of this need and the competition for a limited pool of industry-based executive experience, we may not be able to retain our existing senior management. In addition, we may not be able to fill new positions or vacancies created by expansion or turnover or attract additional senior management personnel. The loss of any member of our senior management team without retaining a suitable replacement (either from inside or outside our existing management team) could restrict our ability to enhance existing products in a timely manner, sell products to our customers or manage the business effectively.

The success of our business depends, in part, on achieving our objectives for strategic acquisitions and dispositions.

We may pursue acquisitions or joint ventures as part of our long-term business strategy. These transactions may involve significant challenges and risks including that the transaction does not advance our business strategy, that we do not realize a satisfactory return on the investment made, or that we experience difficulty in the integration of new operations, employees, business systems, and technology, or diversion of management’s attention from our other businesses. These factors could adversely affect our operating results or financial condition.

We may, as part of our long-term business strategy, evaluate the potential disposition of assets and businesses that may no longer be in alignment with our strategic direction. When we decide to sell assets or a business, we may encounter difficulty finding buyers or alternative exit strategies on acceptable terms in a timely manner, which could delay the accomplishment of strategic objectives, or we may dispose of a business at a price or on terms, which are less than optimal. In addition, there is a risk that we sell a business whose subsequent performance exceeds expectations, in which case the decision would have potentially sacrificed enterprise value. Correspondingly, we may be too optimistic about a particular business’s prospects, in which case we may be unable to find a buyer at an acceptable price and, therefore, may have potentially sacrificed enterprise value.

Risks related to this offering and ownership of our Class A Common Stock

Shares of our Class A Common Stock have been thinly traded in the past and may not actively trade in the future.

As of October 25, 2007, there were 19,406,539 shares of our Class A, Class B and Class C Common Stock issued and outstanding. Although our Class A Common Stock is traded on the Over-the-Counter Bulletin Board and a trading market exists, the trading volume has not been significant and an active trading market for our Class A Common Stock may not develop or be sustained in the future. Our average daily trading volume during the first nine months of 2007 was approximately 8,336 shares. If you purchase shares of our Class A Common Stock in this offering, you will pay a price that was not established in the public trading markets. The initial public offering price will be determined by negotiations between us, the underwriters and the selling stockholders. You may not be able to resell your shares above the initial public offering price and may suffer a loss on your investment.

The market price of our Class A Common Stock may from time to time be significantly affected by numerous factors beyond our control.

The market price of our Class A Common Stock following this offering could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors, among others, include:

•       quarterly variations in our results of operations or those of our competitors;

•       fluctuations in the valuation of companies perceived by investors to be comparable to us;

•       economic developments in the industrial product manufacturing industry as a whole;

•       general economic conditions and slow or negative growth of related markets;

•  changes in financial estimates including our ability to meet our future revenue and  operating profit or loss projections;

•       changes in earnings estimates or recommendations by securities analysts;

•  announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•       our ability to develop and market new and enhanced products on a timely basis;

•       commencement of, or our involvement in, litigation;

•       disruption to our operations;

•       any major change in our board of directors or management; and

•       changes in governmental regulations.

In addition, the stock market in general, and the market for industrial product manufacturing companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may adversely affect the market price of our Class A Common Stock, regardless of our actual operating performance. These trading price fluctuations may also make it more difficult for us to use our Class A Common Stock as a means to make acquisitions or to use our equity-based incentive plans to attract and retain employees. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Because we have no plans to pay any dividends for the foreseeable future, investors must look solely to stock appreciation for a return on their investment in us.

We have not paid any dividends on our Class A Common Stock since the adoption of our amended and restated certificate of incorporation in 2003. We currently intend to retain future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future.

We have not paid any dividends on our Class A Common Stock since the adoption of our amended and restated certificate of incorporation in 2003. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. We currently intend to retain future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future. In addition, our senior secured credit facility limits dividends and certain other restricted payments to $5.0 million in the aggregate during the term of the credit facility. Any future dividends may also be restricted by any loan agreements that we may enter into from time to time. Accordingly, investors must rely on sales of their Class A Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If securities analysts or industry analysts downgrade our stock, publish negative research or reports, or do not publish reports about our business, our stock price and trading volume could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about us, our business and our market. If one or more analysts adversely change their recommendation regarding our stock or our competitors’ stock, our stock price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our amended and restated certificate of incorporation and amended and restated by-laws contain provisions that could delay or discourage takeover attempts that stockholders may consider favorable and adversely affect the trading price of our Class A Common Stock.

Provisions in our amended and restated certificate of incorporation and amended and restated by-laws may have the effect of delaying or preventing a change in control or changes in our management. These provisions include the following:

•  in the event another person acquires all or substantially all of our assets or more than 51% of our voting capital stock, our various classes of common stock may be subject to certain distribution privileges;

•  the right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member;

•  the prohibition of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•  the requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•  the ability of our board of directors to alter our by-laws without obtaining stockholder approval; and

•  the ability of the board of directors to issue, without stockholder approval, shares of preferred stock with terms set by the board of directors, which rights could be senior to those of our Class A Common Stock.

Future issuances of our Class A Common Stock may adversely affect the price of our Class A Common Stock.

The future issuance of a substantial number of shares of our Class A Common Stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our Class A Common Stock.  A decline in the price of our Class A Common Stock could make it more difficult to raise funds through future offerings of our Class A Common Stock or securities convertible into our Class A Common Stock.

New investors in our Class A Common Stock will experience immediate and substantial dilution.

The initial public offering price of our Class A Common Stock will be substantially higher than the tangible book value per share of our outstanding Class A Common Stock. If you purchase our Class A Common Stock in this offering, you will incur dilution of $18.14 per share in net tangible book value per share of Class A Common Stock, based on an assumed offering price of $27.50 per share, the midpoint of the price range on the cover of this prospectus supplement. The shares of our Class A Common Stock owned by existing stockholders will receive a material increase in the net tangible book value per share. You may experience additional dilution if we issue common  stock in the future. As a result of this dilution, you may receive significantly less that the full purchase price you paid for the shares in the event of a liquidation.

A significant stockholder has the ability to substantially influence us and its interests may conflict with or differ from your interests as a stockholder.

Upon completion of this offering, MatlinPatterson Global Opportunities Partners, L.P. and certain of its affiliates, which we refer to collectively as the GOF Parties, will beneficially own approximately 51% of our outstanding Class A Common Stock. If the underwriters exercise their over-allotment option in full, the GOF Parties will beneficially own approximately 48% of our outstanding Class A Common Stock. Pursuant to the Shareholders’ Agreement, the GOF Parties have the ability to affect the composition of our Board of Directors and the voting of the shares held thereby with respect to the nomination, election and removal of directors. In addition, the GOF Parties have the ability to, subject to applicable law, substantially influence actions to be taken by us and our board of directors, including amendments to our amended and restated certificate of incorporation and amended and restated by-laws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. The interests of the GOF Parties could conflict with or differ from your interests as a holder of our Class A Common Stock. For example, the concentration of ownership held by the GOF Parties could delay, defer or prevent a change of control of our company or impede a merger, takeover or other business combination which you may otherwise view favorably. A sale of a substantial number of shares of stock in the future by funds affiliated with the GOF Parties could cause our stock price to decline in the future.

Our amended and restated certificate of incorporation includes a provision stating that we have elected not to be governed by Section 203 of the Delaware General Corporation Law, which would have imposed additional requirements regarding mergers and other business combinations with significant stockholders. Section 203 would have offered stockholder protection by requiring prior board or stockholder approval for mergers and other business combinations with significant stockholders, but because we have opted out of Section 203, this pre-approval protection is not available, including with respect to future acquisitions of our Class A Common Stock by the GOF Parties.